Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD THIRD QUARTER 2011 FINANCIAL RESULTS
•	Record Revenue of $105.8 Million in Q3 Increased 53 Percent Year-over-Year and 13 Percent Quarter-over-Quarter

•	Added Over 1,200 New Customers in Q3 to Surpass 14,000 Cumulative Customers

•	Cash and Short Term Investments Increased $23.0 Million to $210.8 Million With No Debt
SUNNYVALE, Calif., May 19, 2011 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal 2011 third quarter ended April 30, 2011.
Revenue for Q3’11 was $105.8 million, an increase of 53 percent from the $69.0 million reported in Q3’10. GAAP net income for Q3’11 was $3.2 million, or $0.03 per share, compared with a net loss of $5.3 million, or $0.06 per share, in Q3’10.
Non-GAAP net income for Q3’11 was $18.8 million, or $0.16 per share. This compares with $8.5 million or $0.08 per share in Q3’10. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
“Aruba Networks is helping companies and organizations transform the network edge and move to a mobility-centric architecture,” said Dominic Orr, President and Chief Executive Officer of Aruba. “In the third quarter, we benefited from strong demand across all of our major geographies and increasing acceptance of our solutions in both the general enterprise and across our other verticals. Our continued innovation is a key factor in our rapid customer acquisition, as we added over 1,200 new customers in the third quarter, a record for the Company.”
“We are pleased with our financial performance this quarter,” said Michael Galvin, Aruba’s Interim Chief Financial Officer. “With 53 percent year-over-year revenue growth we delivered a strong quarter and generated $9.3 million in cash from operations.”
Recent Highlights
•	Mobile Architecture — Aruba launched its Mobile Virtual Enterprise (MOVE) architecture designed to accelerate the enterprise network mobility revolution. Aruba MOVE provides context-aware networking for the post wired infrastructure era. Aruba MOVE delivers a comprehensive portfolio of thin network on-ramps. These on-ramps are enabled by Aruba Mobility Network Services, delivered centrally from the data center.

•	New Outdoor WLAN Solutions — Aruba launched the Aruba AirMesh outdoor wireless solutions portfolio designed to be the most scalable and high-performance outdoor mesh portfolio available in the industry today. The Aruba AirMesh solution was deployed at the port of Yokohama in Japan to transfer its traffic from IP cameras, weather sensors, Z-Wave and other Wi-Fi enabled devices to the iPhones and iPads used by workers and security at the port.

•	Mobile Device Access Control (MDAC) Solution — Aruba also announced the availability of its MDAC solution, providing easy, secure network access to facilitate the “Bring Your Own Device” (BYOD) phenomenon. This solution is designed for zero-touch, secure provisioning of Apple® iOS mobile devices. Due to strong market demand, Aruba also introduced its MDAC solution for customers with Cisco WLAN infrastructure.

•	Industry Recognition — Gartner, Inc. positioned Aruba in the “Leaders” quadrant of its recently released “Magic Quadrant for Wireless LAN Infrastructure (Global)” report.* The Magic Quadrant evaluates vendors based on two criteria, “ability to execute” and “completeness of vision”. Aruba was also named to CRN’s 2011 Partner Programs Guide and was also awarded a 5-Star Partner rating. CRN’s Partner Programs Guide and 5-Star Partner ratings serve as the definitive list of vendors who have robust partner programs or products that service solution providers offer directly to the IT channel.

•	ArubaEdge Partner Program — Aruba announced the ArubaEdge Partner Program. This program certifies and promotes end-to-end mobility solutions from an ecosystem of technology partners leveraging the Aruba MOVE architecture. Ecosystem partners participating in the ArubaEdge include Avaya, Citrix, Dell, Microsoft, Polycom and many more.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4436777. International parties can access the replay at +1-303-590-3030 and should enter passcode 4436777.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about (1) our belief that the enterprise network is transitioning from a wired-centric to a mobility-centric architecture which will impact Aruba’s sales and (2) our expectations regarding customer adoption of our MOVE architecture and our AirMesh and MDAC solutions.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (3) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal second quarter ended January 31, 2011, which was filed with the SEC on March 11, 2011, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, the change in the valuation of the contingent rights liability and litigation reserves. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature, such as litigation reserves. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, the change in the valuation of the contingent rights liability and litigation reserves, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
*Gartner “Magic Quadrant for Wireless LAN Infrastructure (Global)” by Michael J. King and Tim Zimmerman, March 3, 2011.

About Aruba Networks
Aruba is a global leader in distributed enterprise networks. Its award-winning portfolio of campus, branch/teleworker, and mobile solutions simplify operations and secure access to all corporate applications and services — regardless of the user’s device, location, or network. This dramatically improves productivity and lowers capital and operational costs.
Listed on the NASDAQ and Russell 2000(R) Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter or Facebook.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Interim Principal Financial and Accounting Officer	+1-415-217-7722
+1-408-227-4500	ir@arubanetworks.com
ir@arubanetworks.com
© 2011 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	April 30,	July 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$77,245	$31,254
Short-term investments	133,553	124,167
Accounts receivable, net	67,464	41,269
Inventory	20,685	15,159
Deferred costs	6,703	5,451
Prepaids and other	4,311	5,108

Total current assets	309,961	222,408

Property and equipment, net	12,530	9,919
Goodwill	33,143	7,656
Intangible assets, net	22,915	9,287
Other assets	2,140	1,437

Total other assets	70,728	28,299

Total assets	$380,689	$250,707

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,486	$8,082
Accrued liabilities	48,840	36,458
Income taxes payable	819	519
Deferred revenue	49,848	43,422

Total current liabilities	109,993	88,481

Deferred revenue	12,340	10,976
Other long-term liabilities	750	595

Total other liabilities	13,090	11,571

Total liabilities	123,083	100,052

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at April 30, 2011, and July 31, 2010; 103,819 and 93,606 shares issued and outstanding at April 30, 2011, and July 31, 2010, respectively	10	9
Additional paid-in capital	430,564	326,178
Accumulated other comprehensive income	159	98
Accumulated deficit	(173,127)	(175,630)

Total stockholders’ equity	257,606	150,655

Total liabilities and stockholders’ equity	$380,689	$250,707

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2011	2010	2011	2010
Revenues:
Product	$89,415	$56,634	$237,719	$155,909
Professional services and support	16,186	12,167	44,588	32,672
Ratable product and related professional services and support	150	156	449	627

Total revenues	105,751	68,957	282,756	189,208

Cost of revenues:
Product	29,964	19,911	76,199	54,446
Professional services and support	4,167	2,201	10,615	6,437
Ratable product and related professional services and support	—	46	10	199

Total cost of revenues	34,131	22,158	86,824	61,082

Gross profit	71,620	46,799	195,932	128,126

Operating expenses:
Research and development	22,799	13,874	61,521	37,713
Sales and marketing	40,916	27,697	111,266	79,013
General and administrative	10,319	8,840	27,690	23,600
Litigation reserves	—	1,650	—	21,900

Total operating expenses	74,034	52,061	200,477	162,226

Operating loss	(2,414)	(5,262)	(4,545)	(34,100)

Other income (expense), net
Interest income	284	218	758	616
Other income (expense), net	5,608	(189)	7,191	(432)

Total other income (expense), net	5,892	29	7,949	184

Income (loss) before income tax provision	3,478	(5,233)	3,404	(33,916)

Income tax provision	277	85	901	504

Net income (loss)	$3,201	$(5,318)	$2,503	$(34,420)

Shares used in computing net income (loss) per common share, basic	102,055	90,874	98,962	88,978

Net income (loss) per common share, basic	$0.03	$(0.06)	$0.03	$(0.39)

Shares used in computing net income (loss) per common share, diluted	119,367	90,874	116,289	88,978

Net income (loss) per common share, diluted	$0.03	$(0.06)	$0.02	$(0.39)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2011	2010	2011	2010
GAAP net income (loss)	$3,201	$(5,318)	$2,503	$(34,420)

Plus:
a) Stock-based expenses	19,289	10,947	48,513	27,769
b) Amortization expense of acquired intangible assets and other acquisition related expenses	2,211	1,193	6,010	3,659
c) Change in valuation of contingent rights liability	(5,887)	—	(7,991)	—
d) Litigation reserves	—	1,650	—	21,900

Non-GAAP net income	$18,814	$8,472	$49,035	$18,908

GAAP net income (loss) per common share	$0.03	$(0.06)	$0.02	$(0.39)

Plus:
a) Stock-based expenses	0.16	0.12	0.42	0.30
b) Amortization expense of acquired intangible assets and other acquisition related expenses	0.02	0.01	0.05	0.04
c) Change in valuation of contingent rights liability	(0.05)	—	(0.07)	—
d) Litigation reserves	—	0.01	—	0.23

Non-GAAP net income per common share	$0.16	$0.08	$0.42	$0.18

Shares used in computing diluted GAAP net income (loss) per common share	119,367	90,874	116,289	88,978

Shares used in computing diluted Non-GAAP net income per common share	119,367	106,548	116,289	102,946

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2011	2010	2011	2010
Revenues:
Product	84.6%	82.1%	84.1%	82.4%
Professional services and support	15.3%	17.7%	15.8%	17.3%
Ratable product and related professional services and support	0.1%	0.2%	0.1%	0.3%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	28.3%	28.8%	26.9%	28.8%
Professional services and support	4.0%	3.2%	3.8%	3.4%
Ratable product and related professional services and support	0.0%	0.1%	0.0%	0.1%

Total cost of revenues	32.3%	32.1%	30.7%	32.3%

Gross profit	67.7%	67.9%	69.3%	67.7%

Operating expenses:
Research and development	21.5%	20.1%	21.8%	19.9%
Sales and marketing	38.7%	40.2%	39.3%	41.8%
General and administrative	9.8%	12.8%	9.8%	12.4%
Litigation reserves	0.0%	2.4%	0.0%	11.6%

Total operating expenses	70.0%	75.5%	70.9%	85.7%

Operating loss	(2.3%)	(7.6%)	(1.6%)	(18.0%)

Other income (expense), net
Interest income	0.3%	0.3%	0.3%	0.3%
Other income (expense), net	5.3%	(0.3)%	2.5%	(0.2)%

Total other income (expense), net	5.6%	0.0%	2.8%	0.1%

Income (loss) before income tax provision	3.3%	(7.6%)	1.2%	(17.9%)

Income tax provision	0.3%	0.1%	0.3%	0.3%

Net income (loss)	3.0%	(7.7%)	0.9%	(18.2%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	April 30,
	2011	2010
Cash flows from operating activities
Net income (loss)	2,503	(34,420)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,201	7,493
Provision for doubtful accounts	4	259
Write downs for excess and obsolete inventory	2,445	1,476
Compensation related to stock options and share awards	45,828	26,765
Accretion of purchase discounts on short-term investments	997	482
Loss (gain) on disposal of fixed assets	(6)	19
Change in carrying value of contingent liability	(7,991)	—
Excess tax benefit associated with stock-based compensation	(15)	—
Changes in operating assets and liabilities:
Accounts receivable	(23,674)	1,523
Inventory	(7,211)	(9,123)
Prepaids and other	(1,111)	(1,147)
Deferred costs	(1,252)	(960)
Other assets	(426)	107
Accounts payable	(1,099)	4,145
Deferred revenue	6,451	6,555
Other current and noncurrent liabilities	8,009	12,493
Income taxes payable	138	(220)

Net cash provided by operating activities	34,791	15,447

Cash flows from investing activities
Purchases of short-term investments	(81,511)	(79,766)
Proceeds from sales of short-term investments	19,876	3,001
Proceeds from maturities of short-term investments	51,030	42,965
Purchases of property and equipment	(5,776)	(3,378)
Proceeds from sales of property and equipment	14	23
Cash paid in purchase acquisitions, net of cash acquired	(4,303)	—

Net cash used in investing activities	(20,670)	(37,155)

Cash flows from financing activities
Proceeds from issuance of common stock	31,856	9,957
Repurchases of unvested common stock	—	(36)
Excess tax benefit associated with stock-based compensation	15	—

Net cash provided by financing activities	31,871	9,921

Effect of exchange rate changes on cash and cash equivalents	(1)	(1)

Net increase (decrease) in cash and cash equivalents	45,991	(11,788)

Cash and cash equivalents, beginning of period	31,254	41,298

Cash and cash equivalents, end of period	$77,245	$29,510

Supplemental disclosure of cash flow information
Income taxes paid	$781	$768

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$30,691	$—
Contingent rights issued in purchase acquisition	$9,486	$—